Exhibit 21
CHICAGO RIVET & MACHINE CO.
SUBSIDIARIES OF THE REGISTRANT
      The Company’s only subsidiary is H & L Tool Company, Inc., which is wholly-owned and is organized in the State of Illinois.

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